Exhibit 4.2
FIFTH AMENDMENT TO CREDIT AGREEMENT AND CONSENT
     THIS FIFTH AMENDMENT TO CREDIT AGREEMENT AND CONSENT (this “Amendment”) is made and entered into as of April 4, 2008 among SUPERIOR OFFSHORE INTERNATIONAL, INC., a Delaware corporation as successor by merger to Superior Offshore International, L.L.C. (“Borrower”), JPMORGAN CHASE BANK, N.A., for itself, as Lender and as Administrative Agent for the Lenders (in such capacity, the “Agent”).
     WHEREAS, the Borrower, the Agent and the Lenders are parties to that certain Credit Agreement, dated as of February 27, 2007, as amended by that certain First Amendment to Credit Agreement, dated as of June 19, 2007, as further amended by that certain Second Amendment to Credit Agreement, dated as of August 14, 2007, as further amended by that certain Third Amendment to Credit Agreement, dated as of August 24, 2007, and as further amended by that certain Waiver and Fourth Amendment to Credit Agreement dated as of November 14, 2007 (as the same may hereafter be further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”):
     WHEREAS, the Borrower has requested that the Agent and the Lenders (i) consent to the sale of the vessel commonly known as Gulf Diver V and certain equipment located thereon, as more particularly described on Exhibit A attached hereto (such vessel and equipment collectively referred to hereinafter as “Gulf Diver V”), (ii) consent to the sale of the vessel commonly known as Gulf Diver IV, as more particularly described on Exhibit A attached hereto (“Gulf Diver IV”), (iii) consent to the sale of the Kobelco CK 1600-2 Crane located at the Fabrication Facility in Amelia, Louisiana (“Fabrication Crane”), (iv) in connection with such sales, release its Lien on Gulf Diver V, Gulf Diver IV, and the Fabrication Crane and (v) amend the Credit Agreement for certain purposes as provided herein, and the Agent and the Lenders have agreed to do so on and subject to the terms and conditions set forth herein.
     WHEREAS, the Borrower has informed the Agent and the Lenders that on May 8, 2008 (the “Commitment Termination Date”), it intends to (i) terminate the Commitments under the Credit Agreement, (ii) repay all outstanding Loans and other Obligations, and (iii) continue to secure the letters of credit listed on Exhibit B attached hereto (the “Existing Letters of Credit”) pursuant to and in accordance with the terms and conditions of the Collateral Account Agreement (defined below).
     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
ARTICLE I
Definitions
     Section 1.01 Definitions. Capitalized terms used in this Amendment, to the extent not otherwise defined herein, shall have the same meaning as in the Credit Agreement, as amended hereby.
Fifth Amendment to Credit Agreement

ARTICLE II
Amendments
     Section 2.01 Amendment to Article I. Effective as of the Effective Date (as defined below), the following definitions found in Article I of the Credit Agreement are each hereby amended and restated in their entirety to read as follows:
     “L/C Sublimit” means, (a) for the period from and including April 10, 2008 to but excluding May 8, 2008, $11,993,000 and (b) for any date thereafter, $0.00.
     “Revolving Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make Revolving Loans, and to acquire participations in Letters of Credit, Overadvances and Swingline Loans hereunder, expressed as an amount representing the maximum possible aggregate amount of such Lender’s Revolving Exposure hereunder, as such commitment may be reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04 or as expressly set forth below and in the Commitment Schedule. The initial amount of each Lender’s Revolving Commitment is set forth on the Commitment Schedule, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Revolving Commitment, as applicable. The initial aggregate amount of the Lenders’ Revolving Commitment is $16,993,000. Notwithstanding anything to the contrary contained herein, (a) each Lender’s Revolving Commitment shall automatically reduce on each date the Revolving Loan Sublimit reduces by an amount equal to its Applicable Percentage with respect to Revolving Loans of the relevant reduction in the Revolving Loan Sublimit, as set forth in the Commitment Schedule and (b) on May 8, 2008, each Lender’s Revolving Commitment shall be $0.00.
     “Revolving Loan Sublimit” means (a) for the period from and including April 10, 2008 to but excluding April 17, 2008, $5,000,000, (b) for the period from and including April 17, 2008 to but excluding April 24, 2008, $3,750,000, (c) for the period from and including April 24, 2008 to but excluding May 1, 2008, $2,500,000, (d) for the period from and including May 1, 2008 to but excluding May 8, 2008, $1,250,000, and (e) for any date thereafter, $0.00.
     Section 2.02 Schedules. Effective as of the Effective Date, the Commitment Schedule is hereby amended and restated in its entirety with the Commitment Schedule attached hereto as Exhibit C.
Fifth Amendment to Credit Agreement

ARTICLE III
Events of Default
     Section 3.01 Acknowledgment of Events of Default. The Borrower hereby acknowledges, confirms and agrees that (a)(i) for the fiscal quarter ended December 31, 2007, Borrower failed to comply with the Fixed Charge Coverage Ratio and the Consolidated Leverage Ratio financial covenants contained in Section 6.17 of the Credit Agreement, (ii) for the fiscal year ended December 31, 2007, the Borrower failed to comply with the annual financial statement and related accountant’s certificate delivery requirements and the Projection delivery requirements contained in Sections 5.01(a), (d), and (e) of the Credit Agreement, (iii) for the fiscal months ended January 31, 2008 and February 29, 2008, the Borrower failed to comply with the monthly financial statement and related Financial Officer’s certificate delivery requirements contained in Sections 5.01(b) and (c) of the Credit Agreement, (iv) contrary to the representation and warranty contained in Section 3.04(b) of the Credit Agreement, since December 31, 2005, events, changes and/or conditions have occurred that may have had, or could reasonably be expected to have, a Material Adverse Effect on the financial condition of the Borrower, and (v) such covenant violations and any failure of such representation to be true and correct in all material respects constitute Events of Default pursuant to Article VII of the Credit Agreement (collectively, the “Specified Defaults”) and (b) due to the Specified Defaults, the Agent and the Lenders have no obligation under the Credit Agreement to make additional Borrowings or any other extensions of credit and any additional Borrowings or other extensions of credit shall be made at the option and in the sole discretion of the Agent and the Lenders.
     Section 3.02 Reservation of Rights; No Waiver. (a) Notwithstanding their execution and delivery of this Amendment, the Agent and the Lenders hereby expressly reserve all rights, powers and remedies available to it under the Credit Agreement, the other Loan Documents or at law or in equity, any or all of which may be exercised by the Agent and the Lenders at their discretion at any time or times, without any notice. Such rights, powers and remedies shall be available to the Agent and the Lenders with respect to the Specified Defaults and any other Default or Event of Default that is now in existence or that may hereafter occur.
(b) No failure by the Agent or the Lenders to exercise any right or remedy now or hereafter available to it under the Credit Agreement or any Loan Document, applicable law or otherwise, and no course of dealing between the Agent and the Lenders, on the one hand, and the Borrower, on the other hand, shall be deemed or constitute (i) a waiver of, or consent by, the Agent or the Lenders to the Specified Defaults or any other Default or Event of Default that may exist or hereafter occur under the Credit Agreement or any of the other Loan Documents, (ii) a waiver by the Agent or the Lenders of any of the Borrower’s obligations under the Credit Agreement or the other Loan Documents, or (iii) a waiver by the Agent or the Lenders of any rights, remedies, offsets, claims, or other causes of action that the Agent or the Lenders may have against the Borrower under the Credit Agreement or the other Loan Documents, all of which rights, remedies, offsets, claims, or other causes of action are hereby expressly reserved by the Agent and the Lender. As provided in the Credit Agreement and the other Loan Documents, no single or partial exercise by the Lender of any right or remedy shall preclude any other or future exercise thereof or the exercise of any other right or remedy.
Fifth Amendment to Credit Agreement

ARTICLE IV
Consent
     Section 4.01 Consent. The Agent and the Lenders hereby consent to (a) the sale of Gulf Diver V to Legacy Offshore, L.L.C., an Affiliate of the Borrower; provided that, (i) the Borrower provides to the Agent and each Lender a true and correct executed copy of the purchase agreement governing the sale of Gulf Diver V (the “Gulf Diver V Purchase Agreement”) and any other documents executed in connection with the Gulf Diver V Purchase Agreement, (ii) the terms and conditions of the Gulf Diver V Purchase Agreement are substantially similar to the draft of such agreement provided by the Borrower to the Agent, (iii) the sale of Gulf Diver V is consummated in accordance with the terms and conditions of the Gulf Diver V Purchase Agreement without waiver or amendment of any material term or condition thereof, (iv) the sale of Gulf Diver V is consummated on or before April 11, 2008, (v) the aggregate Net Proceeds received by the Borrower from the sale of Gulf Diver V are not less than $4,000,000 and on the date any portion of such Net Proceeds are received, the Borrower prepays the Obligations as set forth in Section 2.11(e) of the Credit Agreement in an aggregate amount equal to 100% of such Net Proceeds, and (vi) each of the conditions precedent to this Amendment set forth in Article V have been satisfied or waived in writing, (b) the sale of the Gulf Diver IV; provided that, (i) the Borrower provides to the Agent and each Lender a true and correct executed copy of the purchase agreement governing the sale of Gulf Diver IV (the “Gulf Diver IV Purchase Agreement”) and any other documents executed in connection with the Gulf Diver IV Purchase Agreement, (ii) the aggregate Net Proceeds received by the Borrower from the sale of Gulf Diver IV are not less than $100,000 and on the date any portion of such Net Proceeds are received, the Borrower prepays the Obligations as set forth in Section 2.11(e) of the Credit Agreement in an aggregate amount equal to 100% of such Net Proceeds, and (iii) each of the conditions precedent to this Amendment set forth in Article V have been satisfied or waived in writing, and (c) the sale of the Fabrication Crane; provided that, (i) the sale of the Fabrication Crane is consummated on or before April 11, 2008, (ii) the aggregate Net Proceeds received by the Borrower from the sale of the Fabrication Crane are not less than $820,000 and on the date any portion of such Net Proceeds are received, the Borrower prepays the Obligations as set forth in Section 2.11(e) of the Credit Agreement in an aggregate amount equal to 100% of such Net Proceeds and (iii) each of the conditions precedent to this Amendment set forth in Article V have been satisfied or waived in writing.
     Section 4.02 Limitations on Consent. To induce the Agent and the Lenders to agree to the terms of Section 4.01, the Borrower hereby agrees that the consents set forth herein shall not be deemed a consent to the departure from or waiver of (a) Section 6.05 of the Credit Agreement for any purpose other than to permit the sale of Gulf Diver V, Gulf Diver IV and the Fabrication Crane on the terms set forth in this Amendment, (b) any other provisions, covenants or conditions in the Credit Agreement or any other Loan Document, or (c) any Default or Event of Default that otherwise may arise as a result of the sale of Gulf Diver V, Gulf Diver IV or the Fabrication Crane. The failure to comply with Section 6.05 of the Credit Agreement with respect to any other Asset Sale restricted thereby shall constitute an Event of Default.
     Section 4.03 Release of Lien. The Agent and the Lenders agree that upon the satisfaction of each of the conditions set forth in Section 4.01 with respect to the sale of each of Gulf Diver V, Gulf Diver IV and the Fabrication Crane, as applicable, the Agent shall promptly deliver to Borrower, or their designee, such documents as Borrower may reasonably require to
Fifth Amendment to Credit Agreement

evidence the release of the Lien of the Agent, for the benefit of the Lenders, in Gulf Diver V, Gulf Diver IV and the Fabrication Crane, as applicable, including, without limitation, Uniform Commercial Code amendments, Uniform Commercial Code partial releases and partial releases of Vessel Mortgages.
ARTICLE V
Conditions Precedent
     Section 5.01 Conditions. This Amendment shall become effective only upon the satisfaction in full, in a manner satisfactory to the Agent, of the following conditions precedent (the first date upon which all such conditions have been satisfied being herein called the (“Effective Date”).
     (a) Agent shall have received all of the following documents, each document (unless otherwise indicated) being dated the date hereof, duly authorized, executed and delivered by the parties thereto, and in form and substance reasonably satisfactory to the Agent and the Lenders:
     (i) this Amendment;
     (ii) that certain Collateral Account Agreement made by the Borrower in favor of the Agent in substantially the form attached hereto as Exhibit D (the “Collateral Account Agreement”); and
     (iii) such additional documents, instruments and information as the Agent or the Lenders or their legal counsel may reasonably request.
     (b) The representations and warranties contained in the Credit Agreement and/or in the other Loan Documents in each case, as Modified hereby (herein defined) and as contained herein shall be true and correct in all material respects as of the Effective Date as if made on such date, except to the extent such representations and warranties (i) relate to the Specified Defaults or any matter with respect to which written notice has been given to the Agent and/or the Lenders by the Borrower pursuant to and in accordance with the Credit Agreement or (ii) which by their terms expressly speak as of an earlier date;
     (c) Borrower shall be in full compliance with the terms of the Collateral Account Agreement and shall have deposited, or caused to be deposited, into the Collateral Account (as defined in the Collateral Account Agreement) an additional amount equal to $624,798.96 so that the total amount deposited in the Collateral Account is not less than $12,756,508.52.
     (d) All corporate proceedings taken in connection with the transactions contemplated by this Amendment and all documents,
Fifth Amendment to Credit Agreement

instruments and other legal matters incident thereto shall be reasonably satisfactory to the Agent, the Lenders and their legal counsel; and
     (e) Except for the Specified Defaults, no Default or Event of Default shall have occurred or be continuing or shall result from the effectiveness of this Amendment.
     Section 5.02 The term “Modified” as used herein shall mean and include expressly amended or modified, as the case may be, and shall include correlative meanings thereof; provided however, for the avoidance of doubt, the term “Modified” shall not include any waivers that are subsequently terminated and no longer of any force and effect pursuant to the terms hereof.
ARTICLE VI
Termination of Commitments, Release and Existing Letters of Credit
     Section 6.01 Termination of Commitments. Notwithstanding anything to the contrary contained herein or in the Credit Agreement or any other Loan Document, the Borrower, the Lenders and the Agent hereby acknowledge, agree and confirm that on the Commitment Termination Date, the Commitments of each of the Lenders under the Credit Agreement shall automatically terminate and the principal of all outstanding Loans, together with accrued and unpaid interest thereon, and all accrued and unpaid fees, expenses, reimbursements, indemnities and other obligations of the Borrower arising under the Credit Agreement and any other Loan Document (collectively, the “Outstanding Obligations”) shall become due and payable immediately without presentment, demand, protest, or other notice of any kind, all of which are waived by the Borrower. The Agent shall notify the Borrower one (1) Business Day prior to the Commitment Termination Date of the total cash amount of the Outstanding Obligations (the “Payoff Amount”) due and payable on the Commitment Termination Date and a per diem accrual that should be added to the Payoff Amount for each day (commencing at 12:00 p.m. (Dallas, Texas time) on the Commitment Termination Date) if such Payoff Amount is not received by the Agent by 12:00 p.m. (Dallas, Texas time) on the Commitment Termination Date.
     Section 6.02 Release of Liens and Security Interests. Notwithstanding the fact that the Existing Letters of Credit will remain outstanding and be governed by the Collateral Account Agreement, upon receipt by the Agent of the Payoff Amount, which Payoff Amount shall be delivered to the Agent by wire transfer of immediately available funds in accordance with the wiring instructions set forth on Exhibit E attached hereto, and subject to the terms set forth in Section 6.03, (a) the Credit Agreement and the other Loan Documents (other than the Collateral Account Agreement) shall terminate (other than any provisions which by their terms expressly survive the termination of the Loan Documents), (b) the liens and security interests granted pursuant to the Credit Agreement and the other Loan Documents (other than any liens and security interests granted by the Borrower pursuant to the Collateral Account Agreement) shall be deemed to have been automatically released and terminated as of the date of receipt of the Payoff Amount, (c) all Obligations (other than any obligations of the Borrower under the Collateral Account Agreement) shall be deemed paid in full, released and discharged (other than any provisions which by their terms expressly survive the termination of the Loan Documents),
Fifth Amendment to Credit Agreement

all without any further action being required to effectuate the foregoing, (d) the Borrower (or its designee) shall thereupon be authorized to (i) file Uniform Commercial Code termination statements in order to evidence the termination of the liens and security interests granted pursuant to the Credit Agreement and the other Loan Documents (other than any liens and security interests granted by the Borrower pursuant to the Collateral Account Agreement), and (ii) terminate Collateral Access Agreements and insurance endorsements obtained in accordance with the Loan Documents, (e) the Agent will, at the Borrower’s expense, execute and deliver such lien releases and other documents as the Borrower may reasonably request in order to evidence the termination of the liens and security interests granted pursuant to the Credit Agreement and the other Loan Documents (other than any liens and security interests granted by the Borrower pursuant to the Collateral Account Agreement), and (f) the Agent will promptly deliver any Collateral (other than the Collateral (as defined in the Collateral Account Agreement) provided to the Agent pursuant to the Collateral Account Agreement) in its possession to the Borrower or such party as the Borrower may direct in writing. If, for any reason, any of the Payoff Amount or any other amounts applied by the Agent to the payment of the Obligations is voided or rescinded or must otherwise be returned by the Agent or any Lender as a result of Borrower’s insolvency, bankruptcy, or otherwise required by applicable law, the Borrower acknowledges and agrees that their obligations and liabilities under the Credit Agreement shall be reinstated to that extent.
     Section 6.03 Existing Letters of Credit. The Borrower hereby acknowledges, agrees and confirms that upon the Commitment Termination Date and after receipt by the Agent of the Payoff Amount in accordance with Section 6.02, (i) the Collateral Account Agreement shall continue to be in full force and effect in accordance with its respective terms and shall govern the Existing Letters of Credit and (ii) the liens and security interests granted pursuant to the Collateral Account Agreement shall continue to secure the payment and performance of all of the Borrower’s obligations under the Collateral Account Agreement (including, without limitation, any reimbursement obligations, fees and expenses in respect of any Existing Letters of Credit). For the avoidance of doubt, each party hereto acknowledges that (x) the Collateral Account Agreement is not a Loan Document under and as defined in the Credit Agreement, (y) the Collateral Account (as defined in the Collateral Account Agreement) and the funds deposited therein are not part of the Collateral and (z) the Collateral Account Agreement, the Collateral Account (as defined in the Collateral Account Agreement) and the funds deposited therein are not subject to the terminations and other releases set forth in this Article VI and shall continue to govern and secure, respectively, the Existing Letters of Credit.
ARTICLE VII
Ratifications, Representations and Warranties
     Section 7.01 Ratifications. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Credit Agreement and except as Modified and superseded by this Amendment, the terms and provisions of the Credit Agreement are each ratified and confirmed and shall continue in full force and effect. Additionally, the Borrower hereby ratifies and confirms its agreements under the Credit Agreement and the other Loan Documents, in each case as Modified hereby, as of the Effective Date. The Borrower hereby agrees that all Liens and security interests securing payment of the Obligations are hereby collectively renewed, ratified and brought forward as security for the
Fifth Amendment to Credit Agreement

payment and performance of the Obligations, as the same may have been Modified by this Amendment and the documents executed in connection herewith, in each case, as of the Effective Date.
     Section 7.02 Representations and Warranties. The Borrower hereby represents and warrants to the Agent and the Lenders as of the date hereof and the Effective Date that (i) the execution, delivery and performance of this Amendment and any and all other Loan Documents executed and/or delivered in connection herewith have been authorized by all requisite corporate action on the part of the Borrower and will not violate the certificate/articles of incorporation or other analogous formation documents of the Borrower (ii) the representations and warranties contained in the Credit Agreement, and any other Loan Document, in each case as Modified hereby, are true and correct in all material respects on and as of the date hereof and as of the Effective Date as though made on and as of such date, except to the extent any such representations and warranties (A) relate to the Specified Defaults or any matter with respect to which written notice has been provided by the Borrower pursuant to and in accordance with the Credit Agreement or (B) which by their terms expressly speak as of an earlier date, (iii) except for the Specified Defaults, no Default or Event of Default has occurred and is continuing under the Credit Agreement or the Loan Documents, each as Modified hereby, (iv) the Borrower has not amended its certificate/articles of incorporation or other analogous formation document or bylaws or other analogous charter or organizational documents after April 18, 2007.
ARTICLE VIII
Miscellaneous
     Section 8.01 Survival of Representations and Warranties. All representations and warranties made in the Credit Agreement or any other document or documents relating thereto, including, without limitation, any Loan Document furnished in connection with this Amendment, shall survive the execution and delivery of this Amendment and the other Loan Documents, in each case, as Modified hereby, and no investigation by the Agent or any Lender or any closing shall affect the representations and warranties or the right of the Agent or the Lenders to rely upon them.
     Section 8.02 Reference to Credit Agreement; Obligations. Each of the Loan Documents, including the Credit Agreement and any and all other agreements, documents or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Credit Agreement, are hereby amended so that any reference in such Loan Documents to the Credit Agreement or any other Loan Documents shall mean a reference to the Credit Agreement or such other Loan Document, in each case as Modified hereby. Borrower acknowledges and agrees that its obligations under this Amendment and the Credit Agreement, as amended hereby, constitute “Obligations” as defined in the Credit Agreement and as used in the Loan Documents.
     Section 8.03 Expenses. As provided in the Credit Agreement, the Borrower agrees to pay on demand all reasonable costs and expenses incurred by the Agent in connection with the preparation, negotiation and execution of this Amendment and the other Loan Documents executed pursuant hereto and any and all amendments, modifications, and supplements thereto, including, without limitation, the reasonable costs and fees of the Agent’s legal counsel, and all
Fifth Amendment to Credit Agreement

reasonable costs and expenses incurred by the Agent in connection with the enforcement or preservation of any rights under the Credit Agreement or any other Loan Document, in each case as Modified hereby.
     Section 8.04 Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable. Furthermore, in lieu of each such invalid or unenforceable provision there shall be added automatically as a part of this Amendment a valid and enforceable provision that comes closest to expressing the intention of such invalid unenforceable provision.
     Section 8.05 APPLICABLE LAW. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN ANY OF THE LOAN DOCUMENTS, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AMENDMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED, AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS (WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS) OF THE STATE OF TEXAS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.
     Section 8.06 Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of the Agent, the Lenders, the Borrower and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of each Lender.
     Section 8.07 Counterparts. This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.
     Section 8.08 Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.
     Section 8.09 Release. THE BORROWER ACKNOWLEDGES THAT, BASED ON THE FACTS AND CIRCUMSTANCES KNOWN TO THE BORROWER AS OF THE DATE HEREOF, IT HAS NO DEFENSE, COUNTERCLAIM, OFFSET, CROSS-COMPLAINT, CLAIM OR DEMAND OF ANY KIND OR NATURE WHATSOEVER RESULTING FROM THE CREDIT AGREEMENT, THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS THAT CAN BE ASSERTED TO REDUCE OR ELIMINATE ALL OR ANY PART OF ITS LIABILITY TO REPAY THE “OBLIGATIONS” OR TO SEEK AFFIRMATIVE RELIEF OR DAMAGES OF ANY KIND OR NATURE FROM THE AGENT OR THE LENDERS. THE BORROWER HEREBY VOLUNTARILY AND KNOWINGLY RELEASES AND FOREVER DISCHARGES THE AGENT AND THE LENDERS, THEIR RESPECTIVE PREDECESSORS, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, SUCCESSORS AND ASSIGNS, FROM ALL POSSIBLE CLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION, DAMAGES, COSTS, EXPENSES, AND LIABILITIES WHATSOEVER, IN EACH CASE, TO THE EXTENT (A) KNOWN, ANTICIPATED OR SUSPECTED BY BORROWER AS OF THE DATE HEREOF AND (B) RESULTING FROM
Fifth Amendment to Credit Agreement

THE CREDIT AGREEMENT, THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, WHETHER FIXED, CONTINGENT, OR CONDITIONAL, AT LAW OR IN EQUITY, ORIGINATING IN WHOLE OR IN PART ON OR BEFORE THE DATE THIS AMENDMENT IS EXECUTED, WHICH THE BORROWER MAY NOW HAVE AGAINST THE AGENT AND ANY LENDER, THEIR PREDECESSORS, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, SUCCESSORS AND ASSIGNS, IF ANY, AND IRRESPECTIVE OF WHETHER ANY SUCH CLAIMS ARISE OUT OF CONTRACT, TORT, VIOLATION OF LAW OR REGULATIONS, OR OTHERWISE, AND ARISING FROM ANY LOANS, INCLUDING, WITHOUT LIMITATION, ANY CONTRACTING FOR, CHARGING, TAKING, RESERVING, COLLECTING OR RECEIVING INTEREST IN EXCESS OF THE HIGHEST LAWFUL RATE APPLICABLE, THE EXERCISE OF ANY RIGHTS AND REMEDIES UNDER THE CREDIT AGREEMENT OR OTHER LOAN DOCUMENTS, AND NEGOTIATION FOR AND EXECUTION OF THIS AMENDMENT.
     Section 8.10 NO ORAL AGREEMENTS. THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN AGREEMENTS BETWEEN THE PARTIES.
[Remainder of Page Intentionally Left Blank; Signature Pages Follow.]
Fifth Amendment to Credit Agreement

     IN WITNESS WHEREOF, this Amendment has been executed as of the date first written above.

BORROWER:

SUPERIOR OFFSHORE INTERNATIONAL, INC.

By:	/s/ Thomas E. Daman

Name:	Thomas E. Daman
Title:	EVP & Chief Financial Officer

Fifth Amendment to Credit Agreement	Signature Page

AGENT:

JPMORGAN CHASE BANK, N.A.
Individually, as Administrative Agent and Lender

By:	/s/ Christy West

Name:	Christy West
Title:	Vice President

Fifth Amendment to Credit Agreement	Signature Page

Exhibit A
Vessels

VESSEL NAME	OFFICIAL NO.	GROSS TONS	NET TONS
GULF DIVER V	555837	381	259
GULF DIVER IV	553457	330	224
Equipment Relating to Gulf Diver V

Dive Hoses
DH-064	699'
DH-080	400'
DH-105	650'
DH-107	650'

Chambers
PVHO-10	with Med-Locks	#05-146
PVHO-25	with Med-Locks	#06-351

Dive Bell
DB-01	(1-Air 1-HeO2)
LARS GD V	Hyd. LARS system

Electric Compressors
EC-5120-05	SOI-EC-5120-05
EC-5120-08	SOC-EC-5120-08
Tuggers
10K-01
Electric Hydraulic Power Units
EHPU-01
Burning Rig
BL-01
Tool Manifold
TM-03

Gas Radios
GR-11	Amron Gas Radio	#23043
GR-14	Amron Gas Radio	#25146

Fifth Amendment to Credit Agreement	Exhibit A

GR-26	Amron Gas Radio	#25146
2- Dive Ladders
1- Generator (GEN-01)
1- Electric Welder (DC 600 Welder)
2- BayTech Video Units (00142 & 00159)
1- Radio Shack 250 Watt (MPA-250A)
4- U/W Video Umbillicals #24, 42, 46, 47

Fifth Amendment to Credit Agreement	Exhibit A

Exhibit B
Existing Letters of Credit

L/C Number	L/C Type	Expiry	Amount	Beneficiary
CTCS-347437	A70S	May 26, 2008	$742,064.04	The Commercial Bank of Qatar
CTCS-625823	A70S	Nov. 30, 2008	$25,000.00	Western Surety Company
CTCS-289573	A70S	Jan. 21, 2009	$8,000,000.00	Hornbeck Offshore Services, LLC
CTCS-305857	A70S	Dec. 1, 2008	$500,000.00	Standard Bank of South Africa
CTCS-313377	A70S	Aug. 15, 2009	$2,725,000.00	JPMorgan Chase Bank, N.A.

Fifth Amendment to Credit Agreement	Exhibit B

Exhibit C
Commitment Schedule
April 10, 2008 through but excluding April 17, 2008

Lender	Revolving Commitment	Commitment
JPMorgan Chase Bank, N.A.	$16,993,000	$16,993,000

Total	$16,993,000	$16,993,000
April 17, 2008 through but excluding April 24, 2008

Lender	Revolving Commitment	Commitment
JPMorgan Chase Bank, N.A.	$15,743,000	$15,743,000

Total	$15,743,000	$15,743,000
April 24, 2008 through but excluding May 1, 2008

Lender	Revolving Commitment	Commitment
JPMorgan Chase Bank, N.A.	$14,493,000	$14,493,000

Total	$14,493,000	$14,493,000
May 1, 2008 through but excluding May 8, 2008

Lender	Revolving Commitment	Commitment
JPMorgan Chase Bank, N.A.	$13,243,000	$13,243,000

Total	$13,243,000	$13,243,000

Fifth Amendment to Credit Agreement	Exhibit C

May 8, 2008 and any date thereafter

Lender	Revolving Commitment	Commitment
JPMorgan Chase Bank, N.A.	$0.00	$0.00

Total	$0.00	$0.00

Fifth Amendment to Credit Agreement	Exhibit C

Exhibit D
Collateral Account Agreement
(See attached)

Fifth Amendment to Credit Agreement	Exhibit D

Exhibit E
Wiring Instructions

Fifth Amendment to Credit Agreement	Exhibit E